EX-5.1

            [LETTERHEAD OF MICHAEL PAIGE PLLC]

                                             July 26, 2005

Elgrande International, Inc.

1450 Kootenay Street

Vancouver, B.C.

V5K4R1 Canada

Gentlemen:

         In connection with the Registration Statement on Form S-8 (the "Registration Statement") of Elgrande International, Inc., a Nevada corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") in accordance with the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act (the "Rules"), we have been requested by the Company to furnish our opinion as to the legality of up to 6,000,000 shares of Common Stock, par value $.001 per share, of the Company (the "Shares") registered under the Registration Statement reserved for issuance under the Company's 2005 Stock Option Plan (the “Plan”).

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"): (i) the Registration Statement on Form S-8, (ii) the Articles of Incorporation of the Company, as amended on or before today's date, (iii) the By-Laws of the Company, as amended on or before today's date, (iv) the Plan and (v) those corporate records, agreements and other instruments of the Company, and all other certificates, agreements and documents, that we have considered relevant and necessary as a basis for the opinion expressed in this letter.

         In our examination of the Documents, we have assumed, without independent investigation, the genuineness of all signatures, the enforceability of the Documents against each party to them, the legal capacity of all individuals who have executed any of the Documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents and the authenticity of all these latter documents. As to certain matters of fact, we have relied on representations, statements or certificates of officers of the Company.

         Based upon the above, and subject to the stated assumptions, we are of the opinion that, when issued in accordance with the terms of the Plan, the

Shares will be duly authorized, validly issued, fully paid and non-assessable.

Please be advised that no attorney employed by this firm is admitted to practice in the State of Nevada. As to all matters of Nevada law, we have relied on the opinion of Michael Morrison, Esq.  Our opinion is rendered only with respect to the laws of the State of Nevada and the rules, regulations and orders under them, which are currently in effect.

                                             Very truly yours,

                              /s/ MICHAEL PAIGE PLLC

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                                  MICHAEL PAIGE PLLC